UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2010

VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

216 N.E. 12th Street, Moore, OK 73160

(Address Of Principal Executive Office) (Zip Code)

(405) 794-2530
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

As previously reported, on September 15, 2009, Vaughan Foods, Inc. (the “Company”) received notice from the NASDAQ Listing Qualifications Department that its common stock has failed to maintain a minimum bid price of US $1.00 per share over a period of 30 consecutive trading days, as required by NASDAQ Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided with a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with this requirement. To regain compliance, the Company’s common stock must have achieved a closing bid price of at least US $1.00 for a minimum of ten consecutive trading days.

The Company received a notice on March 16, 2010, that it had not regained compliance with the Rule and is not eligible for an additional 180 calendar day compliance period given that it does not meet the the Nasdaq Capital Market initial listing standard set forth in Listing Rule 5505. Accordingly, its securities will be delisted from The Nasdaq Capital Market on March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: March 17, 2010	By:	/s/ Gene P. Jones
Gene P. Jones
Secretary, Treasurer and Chief Financial Officer